EXHIBIT 23.2

CONSENT OF SPECIAL TAX ADVISORS

We hereby consent to the filing of our opinion as an exhibit to Form S-4, Registration Statement, (with respect to the merger of P.C.B. Bancorp, Inc.) This consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of such Act.

/s/    PRICEWATERHOUSECOOPERS LLP

Birmingham, Alabama

February 27, 2004